Exhibit 10.4


                         Web Audio & Radio Portal, Inc.
                                  WarpRadio.COM
                                Service Agreement

This Service Agreement is entered into on this _________ of_____________ 1999, by Web Audio & Radio Portal, Inc., a Colorado Corporation, hereinafter referred to as WarpRadio.com, and
____________________________________  ,hereinafter referred to as Buyer.

WarpRadio.com will provide the Buyer the BASIC PACKAGE consisting of:
1) Up-to-date, searchable listing
2)  Functional web page
3)  24-hour, 7-day-week live streaming
4)  Coverage of ASCAP and BMI FEES

In Exchange, Buyer agrees to provide WarpRadio.com the following:
1) Two (2) minutes of promotional announcements per day between the hours of 6:00AM - 7:00PM,Monday through Sunday
2)  Provide a Traffic Report/Schedule and affidavits for proof of performance.
3) Place a visible WarpRadio.com logo next to the streaming link on buyer's web-page, should they have one.

                              Terms and Conditions

Term: The term of this Agreement shall commence on the Effective Date and shall continue for the period of 12 (twelve months). The Term shall automatically renew for the term set forth herein at expiration of the initial Term unless notice by either party to amend the Agreement is received by the other party at least 30 days in advance of expiration date of the contract. If Buyer terminates contract prior to expiration date, buyer is liable for 50% of the remaining Promotional Announcements for the remaining contract period.

Definitions: Whereas up-to-date, searchable listing will be a listing on WarpRadio.com including the following profile information: call letters, format, frequency, power, business address, market city and state, city and state of license, business phone, business fax, general manager, program director, sales manager, news director, owner, alias and streaming link. If applicable, listing will also include the Buyer's external website address. The buyer hereby understands that the password given by WarpRadio.com will grant access to the Buyer's information on WarpRadio.com and must be self-administered by the Buyer to maintain the Buyer's accurate listing. Any further development, variations and/or requirements for the up-to-date, searchable listing shall warrant an amendment to this agreement and the exchange herein.

Whereas functional web page will be limited to the profile information, the Buyer's logo, provided by the Buyer, a 200-word paragraph of promotional text, provided by the Buyer, and a pre-made template, provided by WarpRadio.com. Any further development, variations and/or requirements for the functional web page shall warrant an amendment to this agreement and the exchange herein. Any production, programming and/or design requested by the Buyer will result in $1 40/hour contracting fees and/or additional minutes of promotional announcements.

Whereas 24-hour, 7-day-week live streaming includes the understanding between the Buyer and WarpRadio.com that the 24-hour, 7-day-week streaming will be available as long as the Buyer's encoded stream is provided to WarpRadio.com's server(s) 24-hour, 7-day-week. There currently is no arbitrary limit to the number of simultaneous listeners receiving the Buyer's encoded stream from the WarpRadio.com server(s). If the Buyer already has a website, they must include the Warpradio.com logo on that such site. Any further development, variations and/or requirements for 24-hour, 7-day-week live streaming shall warrant an amendment to this agreement and the exchange herein. Any production, programming and/or design requested by the Buyer will result in $1 40/hour contracting fees and/or additional minutes of promotional announcements.


                                                                Revised 10/15/99
                                                                          Page 1

                         Web Audio & Radio Portal, Inc.
                                  WarpRadio.COM
                                Service Agreement


Whereas coverage of ASCAP and BMI fees shall mean WarpRadio.com will have sole responsibility for any or all ASCAP and BMI fees. This is only applicable when the streaming access is from WarpRadio.com's server(s).

Whereas 2 minutes of Promotional Announcements per Day between the hours of 6:00AM - 7:00PM, Monday through Sunday shall mean the Buyer allocates a minimum of two (2) minutes of promotional announcements to WarpRadio.com between the hours of 6:00 a.m. to 7:00 p.m., Monday through Sunday, every week for the length of this agreement. Any variation in time or allocation shall warrant an amendment to this agreement and the exchange herein.

Whereas Provide a Traffic Report/Schedule and affidavits for proof of performance shall mean the Buyer will be responsible with supplying the necessary reports, schedules and affidavits required to prove the allocation of the two (2) minutes of promotional announcements.

Effective Date of Service: The effective date of the Service shall be the date on which the Buyer is able to transmit broadcasting to WarpRadio.coin servers. The date shall be no later than 60 days from the date of this Agreement. If after 90 days the Buyer is unable to transmit audio, the Buyer may terminate the Service for inactivity with no penalty.

Service Usage Restriction: The service may not be used in violation of any community standards, accepted Internet policy, laws or regulations of local, state, or Federal governments or Agencies thereof, or international treaty. Actions such as, but not limited to, misuse of copyrighted, patented or protected materials, use of the service for defamatory, threatening or obscene purposes, and the mass distribution of any message on an intrusive basis to users of the Internet, is prohibited and any such violations may be grounds for termination of the service.

Network Security: The Internet is not a secure network. Confidential or sensitive information should not be transmitted over the Internet. WarpRadio.com does not assume responsibility for loss or theft of information transmitted over the Internet.

Telecom Charges not included: The service provided herein is exclusive of all other telecommunications services which may be required to establish connection for the Buyer to WarpRadio.com. All such costs and associated terms and conditions required by the telecommunications company are in addition to WarpRadio.com and shall be directly between the Buyer and the telecommunications provider.

Equipment: All guarantees and warrantees for hardware and software products are those provided by the manufacturer. WarpRadio.com provides no guarantees or warrantees beyond that offered by the manufacturer unless explicitly stated in writing. In no case shall WarpRadio.com be liable for consequential damages from hardware or software problems, not excluding the Buyer's computer, internet connection as well as any technical difficulties the Buyer has with encoding the stream.

Liability: In no event shall WarpRadio.com be liable for the quality or content of the Buyer's encoded stream. In no event shall either party be liable to the other party for any incidental or consequential damages of any nature whatsoever, including lost profits or revenues regardless of the foreseeability thereof, occasioned by either party's inability to perform its obligations hereunder. The Buyer shall indemnify and hold harmless WarpRadio.com for loss, damage or injury to property supplied by Buyer or injury to employees of Buyer provided as talent, helpers or workers, arising out of or incident to performance of services under this contract.




                                                                Revised 10/15/99
                                                                          Page 2



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                         Web Audio & Radio Portal, Inc.
                                  WarpRadio.COM
                                Service Agreement

The Buyer authorizes WarpRadio.com to use the buyer's directory listing Web-site, which is provided by WarpRadio.com, at no cost for promotional and marketing purposes to further the business goals of WarpRadiocom.


Termination: Failures of Service by the local exchange, or the interexchange carrier, or any other third party' or by strikes, labor disturbances, Acts of God, or any event or force of nature which prevents commencement of the Service or continuation of the Service under this Agreement shall give both WarpRadio.com and the Buyer the right to terminate this Agreement without penalty, provided 10 days written notice is given.

Assignment: This Agreement shall be binding upon and incur to the benefit of both parties hereto and their respective successors. It is non-assignable without written consent, except to entities completely controlling or controlled by the party. Each Party will require written notice, however, in the event of any assignment.

Non-disclosure policy: The Buyer will not disclose to any other party any Confidential Information regarding any proprietary or intellectual property developed during the course of the contract. The term "Confidential Information" shall include any and all information disclosed to the Buyer or known by Buyer as a consequence of or conceived or originated, discovered or developed by WarpRadio.com, not generally known in the industry in which WarpRadio.com is or may become engaged, about WarpRadio.com products, processes and services, including, but not limited to, information related to research, development, techniques, pricing and cost policies, financial information, internal operations and any other trade secrets.

General policies: The failure by either party to exercise in any respect any right provided for in this agreement shall not be deemed a waiver of any further right under this Agreement. Neither party shall have the right to use the other's name, trademark or trade name without the prior consent of the other party for any uses not contemplated by this Agreement. This agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein. In the event of a dispute to this agreement, the prevailing party is entitled to recover expenses including reasonable attorneys fees. This Agreement may be modified only in writing signed by both parties. This Agreement shall be governed by the substantive law of the State of Colorado.



I understand and agree to all of the above terms & conditions.

Company Name/Station: (print)
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Call Letters: (print)
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Name: (print)
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Signature:
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Date:
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WarpRadio.com Representative:
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Date:
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                                                                Revised 10/15/99
                                                                          Page 3